Exhibit 99.1

FOR IMMEDIATE RELEASE July 28, 2014	Old National Contacts: Kathy A. Schoettlin – (812) 465-7269/(812) 319-2711 Media Relations Lynell J. Walton – (812) 464-1366 Investor Relations Founders Contacts: Cheryl L. Wirsing – (616) 575-3757

Old National strengthens its position in West Michigan with

Grand Rapids-based Founders Bank & Trust pending acquisition

•	Continues strategy of MSA expansion by introducing ONB to Grand Rapids, 2nd largest city in Michigan

•	Includes four banking centers, nearly $466 million in total assets, $355 million in loans, $378 million in deposits and nearly $353 million of trust assets under management

•	Founded in 1991, Founders has produced 78 consecutive profitable quarters; significant noninterest income generated from strong Wealth Management and Residential Mortgage business units

•	Announcement to be marked by a $15,000 donation to the Grand Rapids Community Foundation

Evansville, Ind. and Grand Rapids, Mich. (July 28, 2014) – Evansville-based Old National Bancorp (NASDAQ: ONB) (“Old National”) and Grand Rapids-based Founders Financial Corporation (“Founders”), jointly announced today the execution of a definitive agreement under which Old National will acquire Founders through a stock and cash merger.

With nearly $466 million in total assets, $355 million in loans, and $378 million in deposits as of June 30, 2014, Founders is a bank holding company with Founders Bank & Trust as its wholly-owned subsidiary. Founded in 1991, and boasting 78 consecutive profitable quarters, Founders Bank & Trust operates four full-service banking centers in economically vibrant Kent County, home to Grand Rapids and several of Michigan’s largest employers including Amway, Meijer, Spectrum Health and Steelcase.

Founded in Evansville, Indiana in 1834, with nearly $10.4 billion in total assets and 173 banking centers as of June 30, 2014, Old National, the parent company of Old National Bank, is the largest financial services holding company headquartered in Indiana. On a pro forma basis, including the acquisition of Ann Arbor-based United Bancorp, Inc. (NASDAQ: UBMI) scheduled to close on July 31, 2014, Old National Bank will have 36 branches and approximately $1.6 billion of deposits in the State of Michigan.

“This acquisition affirms Old National Bank’s commitment to Southwestern Michigan by providing us with a strong and welcome presence in the state’s second largest city,” said Old National President & CEO Bob Jones. “Like Founders Bank & Trust, Old National Bank is focused on exceeding client expectations and strengthening the communities we serve. We look forward to continuing the legacy of service to both clients and community that has become the Founders trademark.”

In celebration of this announcement, Old National and Founders announced their intention to collectively donate $15,000 to the Grand Rapids Community Foundation-Challenge Scholars. According to Laurie Beard, President & CEO of Founders Financial Corporation, this shared commitment to community is one of the primary drivers of the partnership.

“As a community-focused bank, we felt it was essential to choose a partner that not only shares our focus on highly personalized client service, but also our commitment to community engagement,” said Beard. “I’m excited to say we have found such a partner in Old National, and we look forward to enhancing our commitment to the Grand Rapids market through the strength of this new combination.”

Subject to the terms and conditions set forth in the merger agreement, which was unanimously approved by the boards of both companies, shareholders of Founders will receive 3.25 shares of Old National common stock and $38.00 in cash for each share of Founders stock. Based upon the July 25, 2014, closing price of $13.87 per share of Old National common stock, the transaction is valued at approximately $83.08 per share of Founders common stock, or approximately $88.2 million. The transaction value is likely to change due to fluctuations in the price of Old National common stock. The exchange ratio is also subject to adjustment under certain circumstances as provided in the merger agreement.

The merger is expected to close in the first half of 2015 and is subject to approval by Founders’ shareholders, regulatory approvals and other customary closing conditions provided in the merger agreement. The merger agreement also provides that Founders Bank & Trust will be consolidated into Old National Bank.

Old National was advised by Sandler O’Neill + Partners L.P. and the law firm of Krieg DeVault LLP. Founders was advised by Donnelly Penman & Partners and the law firm of Warner Norcross & Judd LLP.

About Old National

Old National Bancorp (NASDAQ: ONB) is the largest financial services holding company headquartered in Indiana. With $10.4 billion in assets as of June 30, 2014, it ranks among the top 100 banking companies in the United States. Since its founding in Evansville, Ind., in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with its clients. Today, Old National’s footprint includes Indiana, Western Kentucky and Louisville, Southern Illinois and Southwestern Michigan. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National owns Old National Insurance, one of the 100 largest brokers in the nation. For more information and financial data, please visit Investor Relations at oldnational.com.

About Founders Financial Corporation

With nearly $466 million in total assets as of June 30, 2014, Founders Financial Corporation is a bank holding company with Founders Bank & Trust as its wholly-owned subsidiary. Founded in 1991, and boasting 78 consecutive profitable quarters, Founders Bank & Trust operates four full-service banking centers in economically vibrant Kent County, home to Grand Rapids. The Bank provides a full range of banking services, including wealth management services, to individuals, professionals and commercial businesses located in its service area.

Conference Call

Old National will hold a conference call at 10:00 a.m. Central time on Monday, July 28, 2014, to discuss the announced acquisition of Founders Financial Corporation. The live audio web cast of the call, along with the corresponding presentation slides, will be available on Old National’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 8:00 a.m. Central Time on July 29 through midnight August 12. To access the replay, dial 1-855-859-2056, conference code 73472033.

Additional Information for Shareholders of Founders Financial Corporation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Old National Bancorp (“Old National”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Founders Financial Corporation (“Founders”) and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.”

Old National and Founders and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Founders in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed merger between Old National and Founders. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s and Founders’ businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National and Founders to execute their respective business plans (including Old National’s pending acquisitions of Founders, United Bancorp, Inc. and LSB Financial Corp.); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in Old National’s Annual Report on Form 10-K and its other periodic filings with the SEC. These forward-looking statements are made only as of the date of this press release, and neither Old National nor Founders undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

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